                                                                    Exhibit 10.4


                                SECOND AMENDMENT


     This Second Amendment (this "Second Amendment") is entered into as of July 16, 2002 by and among Helmerich & Payne International Drilling Co., a Delaware corporation (the "Borrower"), Helmerich & Payne, Inc., a Delaware corporation (the "Parent"), and Bank One, Oklahoma, N.A., a national banking association (the "Bank").

     WHEREAS, the Parent and the Bank entered into that certain Credit Agreement dated as of October 27, 1998, as amended pursuant to that certain First Amendment to Credit Agreement dated as of May 20, 1999 (as so amended, the "Existing Agreement"), pursuant to which the Bank made loans to the Parent on the terms and conditions set forth therein;

     WHEREAS, simultaneously with the effectiveness of this Second Amendment in accordance with the provisions of Section 6 hereof, (i) the Parent shall be deemed to have paid the $50,000,000 principal amount of the Advances outstanding under the Existing Agreement, (ii) the Borrower shall be deemed to have borrowed $50,000,000 from the Bank, and (iii) the Parent has assigned to the Borrower, and the Borrower has assumed, the indebtedness, obligations and liabilities (including, without limitation, all interest accrued but unpaid on the $50,000,000 of Advances outstanding under the Existing Agreement) of the Parent under the Existing Agreement and the other Loan Documents (as defined in the Existing Agreement) pursuant to an Assignment and Assumption Agreement dated as of the date hereof among the Parent, the Borrower and the Bank;

     WHEREAS, the Bank agreed to such assignment provided that (i) the Parent guaranties all of the indebtedness, obligations and liabilities of the Borrower under the Existing Agreement, as amended by this Second Amendment, and the other Loan Documents as provided for in Section 11 of the Existing Agreement as amended by this Second Amendment, and (ii) Helmerich & Payne Rasco, Inc., Helmerich & Payne (Columbia) Drilling Co. and Helmerich & Payne del Ecuador, Inc. guaranty all of the indebtedness, obligations and liabilities of the Borrower under the Existing Agreement, as amended by this Second Amendment, and the other Loan Documents by entering into a Guaranty Agreement in substantially the form attached hereto as Exhibit "C";

     WHEREAS, the Parent and the Borrower have requested that the Bank consent to the Parent's planned spin-off of its Oil and Gas Division notwithstanding the provisions of the Existing Agreement that prohibit such spin-off; and

     WHEREAS, as a result, the parties hereto desire to amend the Existing Agreement in certain respects as more fully described herein;

     NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Second Amendment shall have the meanings attributed to them in Section 1 of the Existing Agreement as amended by this Second Amendment.

     SECTION 2. AMENDMENT OF EXISTING AGREEMENT. Upon the satisfaction of the conditions precedent set forth in Section 6 of this Second Amendment, the Existing Agreement shall be amended as follows:

          (i) The first paragraph of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new first paragraph:

               "THIS CREDIT AGREEMENT dated as of October 27, 1998, as amended pursuant to a First Amendment to Credit Agreement dated as of May 20, 1999, as assigned to and assumed by Helmerich & Payne International Drilling Co. pursuant to an Assignment and Assumption Agreement dated as of July 16, 2002, and as amended pursuant to a Second Amendment dated as of July 16, 2002, is among HELMERICH & PAYNE INTERNATIONAL DRILLING CO., a Delaware corporation, HELMERICH & PAYNE, INC., a Delaware corporation, and Bank One, Oklahoma, N.A., a national banking association."

          (ii) Subsection 1.2 of the Existing Agreement is hereby amended by adding thereto in the appropriate alphabetical order the following new definitions:

               "Administrative Agent. `Administrative Agent' shall mean Bank of Oklahoma, National Association, in its capacity as Administrative Agent for the Lenders under the Bank of Oklahoma Agreement."

               "Agreement. `Agreement' shall mean this credit agreement among the Parent, the Borrower and the Bank, as amended pursuant to a First Amendment to Credit Agreement dated as of May 20, 1999, entered into by the Parent and the Bank, as assigned to and assumed by the Borrower pursuant to an Assignment and Assumption Agreement dated as of July 16, 2002, among the Parent, the Borrower and the Bank, as amended pursuant to a Second Amendment dated as of July 16, 2002 among the Borrower, the Parent and the Bank, and as it may be further amended, supplemented or otherwise modified and in effect from time to time."

               "Alternate Base Rate. `Alternate Base Rate' shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum."

               Alternate Base Rate Advance. `Alternate Base Rate Advance' shall mean an Advance which, except as otherwise provided in Subsection 2.11 hereof, bears interest at the Alternate Base Rate."

               "Applicable Percentage. `Applicable Percentage' shall mean (i) for any day from and including the date hereof through and including August 29, 2002, 0.50% per annum (50 bps), and (ii) for any day thereafter, 0.70% per annum (70 bps)."

               "Bank. 'Bank' shall mean Bank One, Oklahoma, N.A., a national banking association, and its successors and assigns."

               "Bank of Oklahoma Agreement. `Bank of Oklahoma Agreement' shall mean that certain Credit Agreement dated July 16, 2002 by and among the Borrower, the Parent, the Lenders from time to time party thereto, and Bank of Oklahoma, National Association, as Administrative Agent for such Lenders in the form of the copy thereof delivered to the Bank by the Parent, whether or not a Credit Agreement identical to or based on such copy is ever executed by the Borrower or the Parent or ever becomes effective in accordance with its terms, and without regard to any amendment, supplement or other modification to such Draft or any amendment, supplement or other modification to any Credit Agreement entered into by the Borrower or the Parent."

               "Borrower. 'Borrower' shall mean Helmerich & Payne International Drilling Co., a Delaware corporation, and its successors and assigns."

               "Borrowing Date. 'Borrowing Date' shall mean a date on which an Advance is made hereunder."

               "Conversion/Continuation Notice. 'Conversion/Continuation Notice' shall have the meaning given such term in Subsection 2.9 hereof."

               "Eurodollar Advance. `Eurodollar Advance' shall mean an Advance which, except as otherwise provided in Subsection 2.11 hereof, bears interest at the applicable Eurodollar Rate."

               "Eurodollar Base Rate. `Eurodollar Base Rate' shall mean, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Bank, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Bank to be the rate at which the Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Bank's relevant Eurodollar Loan and having a maturity equal to such Interest Period."

               "Eurodollar Rate. `Eurodollar Rate' shall mean, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Percentage."

               "Excluded Taxes. `Excluded Taxes' shall mean, in the case of the Bank or any applicable Lending Installation, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which the Bank is incorporated or organized or (ii) the jurisdiction in which the Bank's principal executive office or the Bank's applicable Lending Installation is located."

               "Federal Funds Effective Rate. `Federal Funds Effective Rate' shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank in its sole discretion."

               "Lending Installation. `Lending Installation' shall mean the main office of the Bank in Chicago, Illinois or such other office, branch, subsidiary or affiliate of the Bank as may be selected by the Bank pursuant to Subsection 2.16 hereof."

               "Other Taxes. 'Other Taxes' shall have the meaning given such term in Subsection 2.22(ii) hereof."

               "Parent. 'Parent' shall mean Helmerich & Payne, Inc., a Delaware corporation, and its successors and assigns."

               "Regulation D. `Regulation D' shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System."

               "Reserve Requirement. `Reserve Requirement' shall mean, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities."

               "Second Amendment. 'Second Amendment' shall mean that certain Second Amendment dated as of July 16, 2002 among the Parent, the Borrower and the Bank pursuant to which this Agreement was amended as provided therein."

               "Second Amendment Effective Date. 'Second Amendment Effective Date' shall have the meaning given such term in Section 6 of the Second Amendment."

               "Taxes. `Taxes' shall mean any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes."

               "Type. `Type' shall mean, with respect to any Advance, its nature as a Alternate Base Rate Advance or a Eurodollar Advance."

          (iii) The definition of "Advance" set forth in Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Advance":

               "Advance. 'Advance' shall mean a borrowing hereunder, (i) made by the Bank on the same Borrowing Date, or (ii) converted or continued by the Bank on the same date of conversion or continuation, consisting, in either case, of the same Type and, in the case of Eurodollar Loans, for the same Interest Period."

          (iv) The definitions of "Borrower Entity" and "Business Day" set forth in Section 1.2 of the Existing Agreement are hereby amended by deleting then in their entirety and substituting in lieu thereof the following new definitions of "Borrower Entity" and "Business Day":

               "Borrower Entity. 'Borrower Entity' shall mean all of the Parent, the Borrower, the Guarantors and each Subsidiary of the Parent, the Borrower and the Guarantors, or any of them, as indicated by the context in which such term is used.

               "Business Day. 'Business Day' shall mean (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois, New York, New York and Tulsa, Oklahoma for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and Tulsa, Oklahoma for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system."

          (v) The definition of "Disbursement Request" set forth in Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Disbursement Request":

               "Disbursement Request. 'Disbursement Request' shall have the meaning given such term in Subsection 2.8 hereof."

          (vi) The definitions of "Guaranty" and "Guarantors" set forth in
     Section 1.2 of the Existing Agreement are hereby amended by deleting them in their entirety and substituting in lieu thereof the following new definitions of "Guaranty" and "Guarantors":

               "Guaranty. ' Guaranty' shall mean (i) until the Second Amendment Effective Date, that certain Guaranty Agreement dated as of October 27, 1998, in substantially the form of Exhibit "C" to the Credit Agreement, executed by the Guarantors named therein in favor of the Bank, pursuant to Section 3 hereof, as amended, supplemented or otherwise modified from time to time, and (ii) on and after the Second Amendment Effective Date, that certain Guaranty Agreement dated as of July 16, 2002, in substantially the form of Exhibit "C" to the Second Amendment, executed by each Guarantor (other than the Parent) in favor of the Bank, pursuant to Section 3 hereof, as amended, supplemented or otherwise modified from time to time.

               "Guarantors. ' Guarantors' shall mean collectively, the Parent, Helmerich & Payne Rasco, Inc., an Oklahoma corporation, Helmerich & Payne (Columbia) Drilling Co., an Oklahoma corporation, Helmerich & Payne del Ecuador, Inc., an Oklahoma corporation, and each Person that becomes a Material Subsidiary after the Second Amendment Effective Date."

          (vii) The definition of "Interest Period" set forth in Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Interest Period":

               "Interest Period. 'Interest Period' shall mean, with respect to a Eurodollar Advance, a period of one month commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one month thereafter, provided, however, that if there is no such numerically corresponding day in such next month, such Interest Period shall end on the last Business Day of such next month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day."

          (viii) The definition of "Material Adverse Effect" set forth in
     Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Material Adverse Effect":

               "Material Adverse Effect. ' Material Adverse Effect' shall mean a material adverse effect on or material impairment of (i) the validity or enforceability of any Loan Document or the rights, benefits or remedies of the Bank under any Loan Document, (ii) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, or (iii) the ability of the Borrower and the Guarantors to perform or fulfill their obligations under the Loan Documents."

          (ix) The definition of "Prime Rate" set forth in Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Prime Rate":

               "Prime Rate. 'Prime Rate' shall mean a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes."

          (x) The definition of "Revolving Note" set forth in Section 1.2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Revolving Note":

               "Revolving Note. ' Revolving Note' shall mean a promissory note in the original principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) executed by the Borrower in order to evidence all Advances made under the Revolving Credit Facility pursuant to Section 2 hereof, substantially in the form of Exhibit "A" attached hereto, as the same by be amended, supplemented or otherwise modified, renewed or extended from time to time."

          (xi) Section 1 of the Existing Agreement is hereby amended by adding thereto after Subsection 1.5 of the Existing Agreement the following new Subsection 1.6:

               "1.6 Bank of Oklahoma Agreement Definitions. Terms used herein that are defined in Article I of the Bank of Oklahoma Agreement and that are not otherwise defined in this Agreement shall have the respective meanings set forth in Article I of the Bank of Oklahoma Agreement. For purposes hereof, all of the provisions of Article I of the Bank of Oklahoma Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Bank's benefit as in effect on the Second Amendment Effective Date, whether or not the Bank of Oklahoma Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto."

          (xii) Section 2 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2:

          "2. LENDING AGREEMENT. Subject to the terms and conditions of this Agreement and the Loan Documents, and in reliance upon the representations and warranties contained herein and therein:

               "2.1 Revolving Credit Facility. The Bank agrees to establish a revolving credit facility, to be designated as the "Revolving Credit Facility", in an aggregate principal amount equal to the Revolving Commitment. From and including the date of this Agreement and prior to the Maturity Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of the Revolving Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Maturity Date. The Revolving Commitment shall expire on the Maturity Date.

               "2.2 Required Payments; Termination. Any outstanding Advances, together with all unpaid interest accrued thereon, and all other unpaid amounts due under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Maturity Date.

               "2.3 Types of Advances. The Advances may be Alternate Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Subsections 2.8 and 2.9 hereof.

               "2.4 Fees. At or prior to the Closing, the Borrower paid a nonrefundable commitment fee in the amount of $25,000. The Borrower also agrees to pay to the Bank a non-use fee of 0.125% per annum on the daily unused portion of the Revolving Commitment from the date hereof to and including the Maturity Date, payable quarterly in arrears on the last day of each March, June, September and December, beginning on December 31, 1998, and on the Maturity Date.

               "2.5 Reductions in Revolving Commitment. The Borrower may permanently reduce the Revolving Commitment in whole, or in part in integral multiples of $1,000,000, upon at least three Business Days' prior written notice to the Bank, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Revolving Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued and unpaid non-use fees shall be payable on the effective date of any termination of the Revolving Commitment.

               "2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Revolving Commitment.

               "2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon one Business Days' prior notice to the Bank. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Subsection 2.21 hereof but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Bank.

               "2.8 Method of Selecting Types for New Advances. The Borrower shall select the Type of Advance from time to time. The Borrower shall give the Bank irrevocable notice (a "Disbursement Request") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

               (i) the Borrowing Date, which shall be a Business Day, of such Advance,

               (ii)  the aggregate amount of such Advance, and

               (iii) the Type of Advance selected.

          Not later than noon (Chicago time) on each Borrowing Date, the Bank shall make available its Advance or Advances in funds immediately available in Chicago to the Borrower by credit to the Borrower's primary operating account maintained with the Bank or any of its Affiliates or by wire transfer, as instructed by the Borrower in a written notice delivered to the Bank with the applicable Disbursement Request.

               "2.9 Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances pursuant to this Subsection 2.9 or are repaid in accordance with Subsection 2.7 hereof. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a new Eurodollar Advance with a one month Interest Period unless (x) such Eurodollar Advance is or was repaid in accordance with Subsection 2.7 hereof, or (y) the Borrower shall have given the Bank a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance be converted to an Alternate Base Rate Advance. Subject to the terms of Subsection 2.6 hereof, the Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Bank irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance into a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

               (i) the requested date, which shall be a Business Day, of such conversion or continuation,

               (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

               (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance.

               "2.10 Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to Subsection 2.9 hereof, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Subsection 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Bank as applicable to such Eurodollar Advance in accordance with the terms hereof. No Interest Period may end after the Maturity Date.

               "2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Subsection 2.8, 2.9 or 2.10 hereof, during the continuance of an Event of Default the Bank may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Bank), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of an Event of Default the Bank may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Bank), declare that
          (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of an Event of Default under Subsection 8.9 hereof, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Bank.

               "2.12. Method of Payment. All payments due to the Bank under this Agreement shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Bank at the Bank's address specified pursuant to Subsection 10.3 hereof, or at any other Lending Installation of the Bank specified in writing by the Bank to the Borrower, by noon (local time) on the date when due. The Bank is hereby authorized (with notice to the Borrower) to charge any ordinary deposit account of the Borrower maintained with the Bank for each payment of principal, interest and fees as it becomes due hereunder.

               "2.13 Revolving Note. The Advances from time to time outstanding under the Revolving Credit Facility shall be evidenced by the Revolving Note, which shall be made, executed and delivered by the Borrower at the Closing. Notwithstanding the principal amount stated on the face of the Revolving Note, the actual principal amount due from the Borrower on account of the Revolving Note shall be the sum of all Advances made by the Bank pursuant to the Revolving Credit Facility, less all principal payments actually received by the Bank in collected funds. All Advances and payments under the Revolving Credit Facility shall be recorded by the Bank in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the principal amount owing under the Revolving Credit Facility.

               "2.14 Telephonic Notices. The Borrower hereby authorizes the Bank to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Bank in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Disbursement Requests and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Bank a written confirmation, if such confirmation is requested by the Bank, of each telephonic notice signed by an Executive Officer. If the written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall govern absent manifest error.

               "2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each March, June, September and December, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and non-use fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

               "2.16. Lending Installations. The Bank may book its Advances at any Lending Installation selected by the Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Advances and the Revolving Note shall be deemed held by the Bank for the benefit of any such Lending Installation. The Bank may, by written notice to the Borrower in accordance with Subsection 10.3 hereof, designate replacement or additional Lending Installations through which Advances will be made by it and for whose account payments due hereunder are to be made.

               "2.17 Maximum Lawful Interest Rate. It is not the intention of the Bank or any of the Borrower Entities to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrower Entities and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If from any such circumstances the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall beg applied to the reduction of the principal amount owning hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the appropriate Borrower Entity. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of monies shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. This Subsection 2.17 shall control every other provision of the Loan Documents and all other agreements between the Bank and the Borrower Entities contemplated thereby.

               "2.18 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) subjects the Bank or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to the Bank in respect of its Eurodollar Advances, or

               (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

               (iii) imposes any other condition the result of which is to increase the cost to the Bank or any applicable Lending Installation of making, funding or maintaining its Eurodollar Advances or reduces any amount receivable by the Bank or any applicable Lending Installation in connection with its Eurodollar Advances, or requires the Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Advances held or interest received by it, by an amount deemed material by the Bank, and the result of any of the foregoing is to increase the cost to the Bank or applicable Lending Installation of making or maintaining its Eurodollar Advances or the Revolving Commitment or to reduce the return received by the Bank or applicable Lending Installation in connection with such Eurodollar Advances or the Revolving Commitment, then, within 15 days of demand by the Bank, the Borrower shall pay the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction in amount received.

               "2.19 Changes in Capital Adequacy Regulations. If the Bank determines the amount of capital required or expected to be maintained by the Bank, any Lending Installation or any corporation controlling the Bank is increased as a result of a Change, then, within 15 days of demand by the Bank, the Borrower shall pay the Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Bank determines is attributable to this Agreement, its Advances or the Revolving Commitment (after taking into account the Bank's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Bank or any Lending Installation or any corporation controlling the Bank. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

               "2.20 Availability of Types of Advances. If the Bank determines that maintenance of its Eurodollar Advances at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Bank determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Bank shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Subsection 2.21 hereof.

               "2.21 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Bank, the Borrower will indemnify the Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

               "2.22 Taxes. (i) All payments by the Borrower to or for the account of the Bank hereunder or under the Revolving Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection 2.22) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Bank the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

               "(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Revolving Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Revolving Note ("Other Taxes").

               (iii) The Borrower hereby agrees to indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Subsection 2.22) paid by the Bank as a result of the Revolving Commitment, any Advances made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Bank makes demand therefor pursuant to Subsection 2.23 hereof.

               (iv) If the Bank determines that it has actually received or realized any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to Subsection 2.18 hereof or this Subsection 2.22, the Bank shall reimburse the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was actually obtained by the Bank as a consequence of such refund, reduction, credit or recovery; provided, that nothing in this Subsection 2.22(iv) shall require the Bank to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

               "2.23 Bank Statements; Survival of Indemnity. To the extent reasonably possible, the Bank shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Borrower to the Bank under Subsections 2.18, 2.19 and
          2.22 hereof or to avoid the unavailability of Eurodollar Advances under Subsection 2.20 hereof, so long as such designation is not, in the judgment of the Bank, disadvantageous to the Bank. The Bank shall deliver a written statement of the Bank to the Borrower as to the amount due, if any, under Subsection 2.18, 2.19, 2.21 or 2.22 hereof. Such written statement shall set forth in reasonable detail the calculations upon which the Bank determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Subsections in connection with a Eurodollar Advance shall be calculated as though the Bank funded its Eurodollar Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of the Bank shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Subsections 2.18, 2.19, 2.21 and 2.22 hereof shall survive payment of the Indebtedness and termination of this Agreement."

          (xiii) Subsection 3 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 3:

               "3 COLLATERAL. To secure the Indebtedness (including, without limitation, all Advances outstanding under the Revolving Credit Facility, any amount subject to an Interest Rate Swap and any obligation by the Borrower owed to an Affiliate of the Bank), the Borrower shall cause (i) the Parent to execute the Second Amendment and thereby maintain in favor of the Bank pursuant to Section 11 hereof an absolute, unconditional and continuing guaranty of the payment and performance of the Revolving Credit Facility and all other Indebtedness, without limitation as to amount, (ii) the Guarantors (other than the Parent) in existence on the Second Amendment Effective Date to deliver a fully executed Guaranty pursuant to which the Guarantors (other than the Parent), jointly and severally, shall maintain in favor of the Bank an absolute, unconditional and continuing guaranty of the payment and performance of the Revolving Credit Facility and all other Indebtedness, without limitation as to amount, and (iii) each future Material Subsidiary to guarantee the prompt payment and performance when due of the Guaranteed Obligations (as defined in the Guaranty) in accordance with the terms and provisions of the Guaranty. As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Material Subsidiary, the Borrower shall provide the Bank with written notice thereof and shall cause such Person to execute a Guaranty Supplement in substantially the same form as Schedule I to the Guaranty. Notwithstanding the foregoing, the Bank agrees to release any Material Subsidiary from its obligations under the Guaranty if the Capital Stock of such Subsidiary is sold or transferred pursuant to an Asset Disposition permitted under Section 8.5 of the Bank of Oklahoma Agreement as incorporated into this Agreement pursuant to Section 7 of this Agreement or if such Subsidiary becomes a party to a merger or consolidation in connection with a permitted Asset Disposition (such release to be delivered upon the consummation of the relevant transaction)."

          (xiv) Subsection 5.5 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 5.5:

               "5.5 Financial Condition. The audited consolidated and consolidating balance sheets of the Parent and its consolidated Subsidiaries dated as of September 30, 1999, September 30, 2000, and September 30, 2001, respectively, together, in each case, with the related audited statements of income and cash flows, and the unaudited company-prepared consolidated balance sheet for the Parent and its consolidated Subsidiaries, dated as of March 31, 2002, together with related consolidated statements of income and cash flows, copies of which have previously been provided to the Bank, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results of operations of the Persons and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes. Except as set forth on
          Schedule 6.5 to the Bank of Oklahoma Agreement and except for the transactions referred to in Section 12 hereof, since September 30, 2001, there has been no circumstance, development or event which has had or could reasonably be expected to have a Material Adverse Effect."

          (xv) Section 6 of the Existing Agreement is hereby amended by deleting Subsections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 in their entirety and substituting in lieu thereof the following new Subsections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6:

               "6.1 Annual Financial Statements and Information. As soon as delivered to the Administrative Agent, but in any event within 95 days after the close of each fiscal year of the Consolidated Group, the Borrower will furnish to the Bank the financial statements and all other information required to be delivered to the Administrative Agent under Section 7.1(a) of the Bank of Oklahoma Agreement.

               "6.2 Quarterly Financial Statements and Information. As soon as delivered to the Administrative Agent, but in any event within 50 days after the close of each fiscal quarter of the Consolidated Group, the Borrower will furnish to the Bank the financial statements and all other information required to be delivered to the Administrative Agent under Section 7.1(b) of the Bank of Oklahoma Agreement.

               "6.3 Other Reports and Notifications.

                    "6.3.1 Other Financial Information. With reasonable
               promptness upon any such request, the Borrower will furnish the Bank with such other information concerning the businesses, operations and financial condition of the Borrower Entities as may be reasonably requested from time to time by the Bank.

                    "6.3.2 Other Information. As soon as delivered to the
               Administrative Agent, but in any event no later than the respective times required under Sections 7.1(c) and 7.1(d) of the Bank of Oklahoma Agreement, all certificates, reports, notices and other information required to be delivered to the Administrative Agent under Sections 7.1(c) and 7.1(d) of the Bank of Oklahoma Agreement.

                    "6.3.3 Additional Information. As soon as delivered to the
               Administrative Agent, but in any event no later than the respective times required under Sections 7.1(e), 7.1(f), 7.1(g), 7.1(h) and 7.1(i) of the Bank of Oklahoma Agreement, all certificates, reports, notices and other information required to be delivered to the Administrative Agent under Sections 7.1(e), 7.1(f), 7.1(g), 7.1(h) and 7.1(i) of the Bank of Oklahoma Agreement.

                    "6.3.4 Other Notifications. The Borrower will promptly
               notify the Bank, but in any event within ten (10) days, after it knows that any of the following has occurred: (i) a Default or an Event of Default; (ii) any change in the assets, liabilities, financial condition, business, operations, affairs or circumstances of any of the Borrower Entities which has or is reasonably likely to have a Material Adverse Effect; (iii) any material change in the accounting practices and procedures of the Borrower Entities, including a change in fiscal year; (iv) any change in the principal place of business of any of the Borrower Entities; or (v) any merger, consolidation or corporate reorganization.

               "6.4 Preservation of Existence and Franchises. Except as a result of or in connection with a merger or consolidation of a Subsidiary permitted under Section 8.3 of the Bank of Oklahoma Agreement or an Asset Disposition involving the Voting Stock of a Subsidiary permitted under Section 8.5 of the Bank of Oklahoma Agreement, each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

               "6.5 Use of Proceeds. Advances under the Revolving Credit Facility shall be used by the Borrower for general corporate purposes and for the purposes of (i) financing working capital requirements,
          (ii) financing capital expenditures for the Borrower's worldwide contract drilling and real estate businesses, (iii) retiring debt, and
          (iv) funding company stock repurchase programs.

               "6.6 INTENTIONALLY DELETED."

          (xvi) Subsection 6.8 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 6.8:

               "6.8 INTENTIONALLY DELETED."

          (xvii) Section 6 of the Existing Agreement is hereby amended by deleting Subsections 6.11, 6.12 and 6.13 in their entirety and substituting in lieu thereof the following new Subsections 6.11, 6.12 and 6.13:

               "6.11 Additional Affirmative Covenants. The Borrower will perform, comply with and observe for the Bank's benefit, and will cause each Borrower

          Entity to perform, comply with and observe for the Bank's benefit, the agreements set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.11 and 7.12 of the Bank of Oklahoma Agreement. For purposes hereof, all of the provisions of such Sections of the Bank of Oklahoma Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Bank's benefit as in effect on the Second Amendment Effective Date, whether or not the Bank of Oklahoma Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto.

               "6.12 INTENTIONALLY DELETED.

               "6.13 INTENTIONALLY DELETED."

          (xviii) Section 7 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 7:

               "7. NEGATIVE COVENANTS. Until the Indebtedness has been paid in full and all of the Bank's obligations hereunder have been terminated, the Borrower will, unless the Bank shall otherwise consent in writing, perform, comply with and observe for the Bank's benefit, and will cause each Borrower Entity to perform, comply with and observe for the Bank's benefit, the agreements set forth in Article VIII of the Bank of Oklahoma Agreement as modified pursuant to the next sentence of this Section 7. For purposes hereof, all of the provisions of Article VIII of the Bank of Oklahoma Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Bank's benefit as in effect on the Second Amendment Effective Date, whether or not the Bank of Oklahoma Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto; provided, however, for purposes hereof, Section 8.5(iv) of the Bank of Oklahoma Agreement as incorporated herein shall be deemed amended to read as follows:

                         (iv) the sale, lease, transfer or disposition of any
                    Property by any member of the Consolidated Group to another member of the Consolidated Group, provided that, if the Property is transferred to a member of the Consolidated Group which is not a Guarantor and such transfer would cause it to become a Material Subsidiary, the Borrower shall cause such member to provide a Guaranty Supplement in accordance with the requirements of Section 3 hereof."

          (xix) Section 8 of the Existing Agreement is hereby amended by deleting Subsections 8.1 in its entirety and substituting in lieu thereof the following new Subsections 8.1:

               "8.1 Nonpayment of Revolving Note. If the Borrower shall (i) fail to pay any principal of the Revolving Note as and when such payment shall become due and payable (whether at stated maturity, upon a mandatory prepayment, or otherwise), or (ii) fail to pay any interest on the Revolving Note as and when such payment shall become due and payable (whether at stated maturity, upon a mandatory prepayment, or otherwise) and such failure shall continue unremedied for a period of five days; or"

          (xx) Section 8 of the Existing Agreement is hereby amended by deleting Subsections 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14
     in their entirety and substituting in lieu thereof the following new Subsections 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14:

               "8.4 Breach of Certain Covenants. If there shall occur a (i) default in the due performance or observance of any term, covenant or agreement contained in Subsection 6.4, 6.5 or 6.7 of this Agreement;
          (ii) default in the due performance or observance of any term, covenant or agreement contained in Section 7.4, 7.11 or 7.12 of the Bank of Oklahoma Agreement as incorporated into this Agreement pursuant to Subsection 6.11 of this Agreement; or (iii) default in the due performance or observance of any term, covenant or agreement contained in Section 8.3, 8.4, 8.5, 8.6, 8.7 or 8.8 of the Bank of Oklahoma Agreement as incorporated into this Agreement pursuant to
          Section 7 of this Agreement; or

               "8.5 Breach of Other Specified Covenants. If there shall occur a
          (i) default in the due performance or observance of any term, covenant or agreement contained in Subsection 6.1, 6.2, 6.3.1 or 6.3.2 of this Agreement and such default shall continue unremedied for a period of at least five days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Bank; or (ii) default in the due performance or observance of any term, covenant or agreement contained in Section 8.1 or 8.2 of the Bank of Oklahoma Agreement as incorporated into this Agreement pursuant to Section 7 of this Agreement and such default shall continue unremedied for a period of at least five days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Bank; or

               "8.6 Other Breaches. If there shall occur a default in the due performance or observance of any term, covenant or agreement (other than those referred to in Subsection 8.1, 8.2, 8.3, 8.4 or 8.5 of this Agreement) contained in this Agreement or any other Loan Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Bank; or

               "8.7 Unenforceability of Loan Documents. If any Loan Document or any provision thereof shall for any reason cease to be a valid, binding and enforceable obligation of the Borrower or any Guarantor, or if the Borrower or any Guarantor shall so state in writing; or

               "8.8 Guaranty. Except as the result of or in connection with a merger or disposition of a Guarantor permitted under Section 8.3 or
          Section 8.5 of the Bank of Oklahoma Agreement as incorporated into this Agreement pursuant to Section 7 hereof, the Guaranty, Section 11 hereof or any provision of either thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under Section 11 hereof or the Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section 11 hereof or the Guaranty; or

               "8.9 Bankruptcy. If any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

               "8.10 Bank of Oklahoma Agreement Events of Default. If there shall occur any event referred to in Section 9.1(g), 9.1(h), 9.1(i), 9.1(j) or 9.1(k) of the Bank of Oklahoma Agreement. For purposes hereof, all of the provisions of Sections 9.1(g), 9.1(h), 9.1(i), 9.1(j) and 9.1(k) of the Bank of Oklahoma Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Bank's benefit as in effect on the Second Amendment Effective Date, whether or not the Bank of Oklahoma Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto.

               "8.11 INTENTIONALLY DELETED.

               "8.12 INTENTIONALLY DELETED.

               "8.13 INTENTIONALLY DELETED.

               "8.14 INTENTIONALLY DELETED."

          (xxi) Subsection 9.1 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 9.1:

               "9.1 Acceleration. If any Bankruptcy Event shall occur with respect to the Borrower, the obligations of the Bank hereunder (including the Revolving Commitment) shall automatically be terminated and the Revolving Note and all other obligations of the Borrower hereunder or under any of the other Loan Documents shall become immediately due and payable, all with notice or demand. If any other Event of Default shall occur, the Bank may, at its option, without notice or demand, terminate its obligations hereunder (including the Revolving Commitment) and declare the Revolving Note and all other obligations of the Borrower hereunder or under any of the other Loan Documents to be immediately due and payable, whereupon the same shall become forthwith due and payable."

          (xxii) Subsection 10.3 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 10.9:

               "10.3 Notices. All notices, requests and demands required or authorized hereunder (other than Disbursement Requests and Conversion/Continuation Notices) shall be served in person, delivered by certified mail, return receipt requested, or transmitted by telefacsimile, addressed as follows:

               Borrower:  Helmerich & Payne International Drilling Co.
                          c/o Helmerich & Payne, Inc.
                          Utica at Twenty-First
                          Tulsa, Oklahoma 74114
                          Attn:   Chief Financial Officer (with a copy
                                  to the General Counsel)
                          Fax:    918-743-2671

               Parent:    Helmerich & Payne, Inc.
                          Utica at Twenty-First
                          Tulsa, Oklahoma 74114
                          Attn:   Chief Financial Officer (with a copy
                                  to the General Counsel)
                          Fax:    918-743-2671

               The Bank:  Bank One, Oklahoma, N.A.
                          c/o Bank One, NA
                          Mail Code IL1-0362
                          One Bank One Plaza
                          Chicago, Illinois 60707-0362
                          Attn:   Kenneth J. Fatur
                          Fax:    312-732-3055

          or at such other address as any party hereto shall designate for such purpose in a written notice to the other parties hereto. Any notice given hereunder to the Bank or the Borrower shall also constitute effective notice to each of the participating lenders or the Borrower Entities, respectively. Notices served in person shall be effective and deemed given when delivered, notices sent by certified mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid, and notices transmitted by telefacsimile will be deemed given when sent, as indicated by the sender's written confirmation of transmission."

          (xxiii) Subsection 10.9 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 10.9:

               "10.9 INTENTIONALLY DELETED."

          (xxiv) Subsection 10.11 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Subsection 10.11:

               "10.11 Jurisdiction and Venue. All actions or proceedings with respect to this Agreement or any of the other Loan Documents may be instituted in any state or federal court sitting in Tulsa, Oklahoma, as the Bank may elect, and by execution and delivery of this Agreement, the Borrower irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waives (A) any objection that the Borrower may now or hereafter have to the laying of venue in any of such courts, and (B) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum."

          (xxv) The Existing Agreement is hereby amended by adding thereto after
     Section 10 of the Existing Agreement the following new Sections 11 and 12:

          "11. PARENT GUARANTY.

               "11.1 Guaranty. The Parent hereby guarantees absolutely unconditionally and irrevocably, and without limitation as to amount, the prompt performance and payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of the Revolving Credit Facility and all Advances made thereunder, and all other indebtedness, liabilities and obligations now or hereafter owing by the Borrower to the Bank under the Credit Agreement, the Revolving Note and the other Loan Documents, and any amount due under any Interest Rate Swap with the Bank or any of its Affiliates, including, without limitation, principal, interest, fees, reasonable attorney's fees, filing and recording costs, out-of-pocket expenses, collection costs, all interest, fees and other monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions and modifications of any of the foregoing (all of the foregoing indebtedness, liabilities and obligations being hereinafter referred to as the "Obligations"), as and when the same shall become due and payable, whether at the stated maturity, upon acceleration or otherwise, in accordance with the terms hereof and thereof. If the Borrower fails to pay when due any Obligation guaranteed hereby, the Parent unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at the stated maturity, upon acceleration or otherwise.

               "11.2 Guarantee Unconditional. The obligations of the Parent under this Section 11 are absolute and unconditional. Without limiting the generality of the foregoing, the obligations of the Parent under this Section 11 shall not be impaired, released, discharged or otherwise affected by:

               "(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Credit Party under this Agreement or any other Loan Document, by operation of law or otherwise;

               "(ii) any modification, amendment or waiver of or supplement to this Agreement or any Loan Document;

               "(iii) any release, impairment or invalidity of any guarantee or other liability of any other Credit Party or third party for any obligation of the Borrower under this Agreement or any other Loan Document;

               "(iv) any change in the corporate existence, structure or ownership of the Borrower or any other Credit Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Credit Party;

               "(v) the existence of any claim, set-off or other rights which the Parent may have at any time against the Borrower or any other Credit Party, the Bank or any other Person, whether or not arising in connection with the Advances and this Agreement or any unrelated transaction;

               "(vi) any invalidity or unenforceability relating to or against the Borrower or any other Credit Party for any reason of this Agreement or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Credit Party of any amount payable by it under this Agreement or any other Loan Document; or

               "(vii) any other act or omission to act or delay of any kind by any other Credit Party, the Bank or any other Person or any other circumstance which might, but for the provisions of this Section 11.2, constitute a legal or equitable discharge of the Parent's obligations under this Section 11.

               "11.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Parent's obligations under this Section 11 constitute a continuing guaranty and shall remain in full force and effect until the Revolving Commitment shall have been terminated, and all amounts payable under this Agreement and the Loan Documents shall have been indefeasibly paid in full. If at any time any amount payable by the Borrower under this Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise, the Parent's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

               "11.4 Waiver. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or other Credit Party or any other Person.

               "11.5 Subrogation. If the Parent makes any payment under this
          Section 11 with respect to the obligations of the Borrower, the Parent shall be subrogated to the rights of the payee against the Borrower with respect to the portion of such obligations paid by the Parent; provided that the Parent shall not enforce any payment by way of subrogation or contribution against the Borrower so long as any amount payable under this Agreement or any other Loan Document remains unpaid.

               "11.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of such Loan Document shall nonetheless be payable by the Parent under this Section 11 forthwith on demand by the Bank.

               "11.7 Successors and Assigns. The guarantee by the Parent under this Section 11 is for the benefit of the Bank and its successors and assigns. If any Advances or other amounts payable under this Agreement and the other Loan Documents are assigned to any other Person, the rights of the Bank under this Section 11, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

          "12. SPIN-OFF/MERGER; OTHER PROPOSED TRANSACTIONS.

               "12.1 Spin-off/Merger. Anything in this Agreement to the contrary notwithstanding, nothing in this Agreement shall prohibit, and no Material Adverse Effect or Default or Event of Default hereunder shall result or be deemed to result from, (i) the consummation by the Parent of the Spin-off/Merger or any transaction contemplated thereby, or
          (ii) in the event the Spin-off/Merger is not consummated, the sale or other disposition of the oil and gas exploration and production business of the Consolidated Group and/or the stock of Cimarex, Helmerich & Payne Energy Services, Inc. or Mountain Acquisition Co.

               "12.2 Other Proposed Transactions. The parties acknowledge that one or more members of the Consolidated Group intend to undertake and consummate the following proposed transactions (the "Proposed Transactions"): (i) the sale and issuance of the Medium Term Notes, and (ii) an internal reorganization of the Consolidated Group pursuant to which (x) substantially all of the Properties of the Parent (other than those primarily related to the oil and gas exploration, production, marketing and sales operations of the Parent) will be transferred to the Borrower or one or more Subsidiaries of the Borrower and (y) the current direct and indirect

          Subsidiaries of the Parent will become direct or indirect subsidiaries of the Borrower. The parties agree that, notwithstanding any provision of this Agreement to the contrary, provided that the Proposed Transactions are carried out without a breach of the covenants in Sections 7.11 or 7.12 and, with respect to the internal reorganization, in compliance with the requirements of Section 7.13 (if applicable), none of the Proposed Transactions will be deemed to have a Material Adverse Effect or otherwise to constitute or create a Default or Event of Default under this Agreement."

          (xxvi) The Existing Agreement is hereby amended by deleting in its entirety Exhibit A" to the Existing Agreement (Form of Revolving Note) and substituting in lieu thereof Exhibit "A" attached hereto (Form of Revolving
     Note).

     SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to execute and deliver this Second Amendment, the Borrower hereby confirms, reaffirms and restates as of the Second Amendment Effective Date the representations and warranties set forth in Section 5 of the Existing Agreement as amended by this Second Amendment provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Existing Agreement, this Second Amendment and the Existing Agreement as amended by this Second Amendment. An Event of Default under and as defined in the Existing Agreement as amended by this Second Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

     SECTION 4. RELEASE OF CERTAIN GUARANTORS. In consideration of the execution and delivery of the Guaranty (as defined in the Existing Agreement as amended by this Second Amendment) by the Guarantors (as defined in the Existing Agreement as amended by this Second Amendment) and effective only upon the satisfaction of the conditions precedent set forth in Section 6 of this Second Amendment, the Bank hereby releases each of the Borrower, The Space Center, Inc., an Oklahoma corporation, and Utica Square Shopping Center, Inc., an Oklahoma corporation, from any and all liability and obligation under the Guaranty Agreement dated of October 27, 1998 (the "Existing Guaranty") executed and delivered by the guarantors party thereto pursuant to the Existing Agreement; provided, however, it is expressly agreed and understood that the release provided for in this
Section 4 shall not and does not modify or impair, or release the Borrower from, any of its obligations under the Assignment and Assumption Agreement, the Second Amendment, the Existing Agreement as amended by the Second Amendment or any of the other Loan Documents other than the Existing Guaranty.

     SECTION 5. ADVANCES TO BORROWER. The Parent, the Borrower and the Bank hereby agree that simultaneously with the effectiveness of this Second Amendment in accordance with the provisions of Section 6 hereof and notwithstanding anything to the contrary set forth in the Existing Agreement or the Existing Agreement as amended by this Second Amendment, (i) the Parent shall be deemed to have paid to the Bank the $50,000,000 principal amount (but not any interest accrued and unpaid thereon) of the Advances outstanding under the Existing Agreement on the Second Amendment Effective Date (as defined in Section 6 hereof) without paying or being obligated to pay any funding indemnification, penalty or premium under either Section 2.12 of the Existing Agreement or Section 2.21 of the Existing Agreement as amended pursuant to this Second Amendment, (ii) the Bank shall be deemed to have made a $50,000,000 Advance to the Borrower on the Second Amendment Effective Date, and (iii) the Parent has assigned to the Borrower, and the Borrower has assumed, the indebtedness, obligations and liabilities (including, without limitation, the obligation to pay all interest accrued but unpaid on the $50,000,000 of Advances outstanding under the Existing Agreement on the Second Amendment Effective Date) of the Parent under the Existing Agreement and the other Loan Documents (as defined in the Existing Agreement) pursuant to the Assignment and Assumption Agreement referred to below. The Bank shall make appropriate entries in its books and records to reflect the provisions of this Section 5 and such entries shall be the presumptive evidence of the principal amount owing under the Revolving Credit Facility.

     SECTION 6. CONDITIONS PRECEDENT. This Second Amendment and the amendments to the Existing Agreement provided for herein shall become effective as of the date (the "Second Amendment Effective Date") on which all of the following conditions precedent are satisfied:

          (a) This Second Amendment shall have been duly executed and delivered by the Bank and the Bank shall have received a counterpart of this Second Amendment duly executed and delivered by the Borrower and the Parent.

          (b) The Parent and the Borrower shall have duly executed and delivered to the Bank an Assignment and Assumption Agreement dated as of the Second Amendment Effective Date in substantially the form of Exhibit "B" attached hereto (the "Assignment") pursuant to which the Borrower becomes the Borrower under the Agreement, and the Bank shall have duly executed and delivered such Assignment.

          (c) The Borrower shall have duly executed and delivered to the Bank a Revolving Note (as defined in the Existing Agreement as amend by this Second Amendment). Promptly after its receipt of such new Revolving Note, the Bank will mark the existing Revolving Note delivered by the Parent at the Closing under the Existing Agreement "Cancelled" and return it to the Parent.

          (d) The Guarantors (as defined in the Existing Agreement as amended by this Second Amendment) shall have duly executed and delivered to the Bank a Guaranty Agreement in substantially the form of Exhibit "C" attached hereto, and the Bank shall have received counterparts of such Guaranty Agreement duly executed and delivered by such Guarantors.

          (e)  The Borrower shall have furnished to the Bank:

               (i) A copy, certified as of the Second Amendment Effective Date by the Secretary or an Assistant Secretary of the Borrower, of resolutions of the Borrower's Board of Directors authorizing the Borrower's execution and delivery of the Assignment, this Second Amendment and the New Revolving Note referred to above.

               (ii) A copy, certified as of the Second Amendment Effective Date by the Secretary or an Assistant Secretary of the Borrower, of (A) the Borrower's certificate of incorporation and all amendments thereto, and (B) the Borrower's by-laws and all amendments thereto.

               (iii) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Borrower as of the Second Amendment Effective Date, which shall identify by name and title and bear the signatures of the officers of the Borrower authorized to act on behalf of the Borrower with respect to the Assignment, this Second Amendment, the new Revolving Note referred to above and the Existing Agreement as amended by this Second Amendment, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Borrower.

               (iv) Opinions of McAfee & Taft A Professional Corporation, counsel to the Borrower, and Steven R. Mackey, General Counsel of the Parent, such matters with respect to the Assignment, this Second Amendment and the new Revolving Note referred to above as the Bank or its counsel may reasonably request (such opinions may be based upon such customary assumptions and may contains such customary qualifications and exceptions as may be approved by the Bank and its counsel).

               (v) Such other documents as the Bank or its counsel may have reasonably requested.

          (f)  The Parent shall have furnished to the Bank:

               (i) A copy, certified as of the Second Amendment Effective Date by the Secretary or an Assistant Secretary of the Parent, of resolutions of the Parent's Board of Directors authorizing the Parent's execution and delivery of this Second Amendment and its guaranty pursuant to Section 11 of the Existing Agreement as amended hereby of the Borrower's obligations under the Existing Agreement as amended hereby.

               (ii) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Parent as of the Second Amendment Effective Date, which shall identify by name and title and bear the signatures of the officers of the Parent authorized to act on behalf of the Parent with respect to this Second Amendment and its guaranty pursuant to Section 11 of the Existing Agreement as amended hereby of the Parent's obligations under the Existing Agreement as amended hereby, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by the Parent.

          (g) Each Guarantor (other than the Parent) shall have furnished to the Bank:

               (i) A copy, certified as of the Second Amendment Effective Date by the Secretary or an Assistant Secretary of such Guarantor, of resolutions of the Board of Directors of such Guarantor authorizing the execution and delivery of the Guaranty Agreement by such Guarantor.

               (ii) An incumbency certificate, executed by the Secretary or an Assistant Secretary of such Guarantor as of the Second Amendment Effective Date, which shall identify by name and title and bear the signatures of the officers of such Guarantor authorized to act on behalf of such Guarantor with respect to the Guaranty Agreement, upon which certificate the Bank shall be entitled to rely until informed of any change in writing by such Guarantor.

          (h) No Default or Event of Default shall have occurred and be continuing.

     SECTION 7. EFFECT ON THE EXISTING AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Second Amendment, all references in the Existing Agreement (including references in the Existing Agreement as amended by this Second Amendment) to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Existing Agreement as amended by this Second Amendment.

     SECTION 8. EXPENSES. The Borrower shall reimburse the Bank for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank, which attorneys may be employees of the Bank) paid or incurred by the Bank in connection with the preparation, review, execution and delivery of this Second Amendment.

     SECTION 9. ENTIRE AGREEMENT. This Second Amendment, the Existing Agreement as amended by this Second Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     SECTION 10. HEADINGS. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

     SECTION 11. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF OKLAHOMA, AND ALL RIGHTS AND INDEBTEDNESS HEREUNDER, INCLUDING

MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

     SECTION 12. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.


                                  HELMERICH & PAYNE
                                  INTERNATIONAL DRILLING CO.

                                  By:
                                     -------------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------


                                  HELMERICH & PAYNE, INC.

                                  By:
                                     -------------------------------------------
                                  Title:   Vice President
                                        ----------------------------------------


                                  BANK ONE, OKLAHOMA, N.A.

                                  By:
                                     -------------------------------------------
                                  Title:
                                        ----------------------------------------


     Pursuant to subparagraph 7(b) of that certain Participation Agreement dated October 29, 1998 between Bank One, Oklahoma, N.A. and Bank One, NA (main office Chicago), as successor by merger to Bank One, Texas, N.A., Bank One, NA (main office Chicago) hereby consents to the transactions and the amendments and other modifications to the Credit Agreement and the other Loan Documents provided for in the foregoing Second Amendment and the Assignment and Assumption Agreement referred to therein.

BANK ONE, NA
(main office Chicago)

By:
   -------------------------------

Title:
      ----------------------------